UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 25, 2005
                                                -------------------------------

                        FelCor Lodging Trust Incorporated
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             (Exact name of registrant as specified in its charter)

      Maryland                      001-14236                   75-2541756
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(State or other jurisdiction       (Commission                 (IRS Employer
  of incorporation)                File Number)              Identification No.)


          545 E. John Carpenter Frwy., Suite 1300
                     Irving, Texas                            75062
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          (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code             (972) 444-4900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 25, 2005, the Board of Directors of FelCor Lodging Trust Incorporated, or the Company, increased the size of the Board of Directors of the Company from nine to ten members and appointed David C. Kloeppel as a Class II director. In conjunction with Mr. Kloeppel's appointment, Robert H. Lutz, Jr. resigned from the Audit Committee of the Board of Directors of the Company and Mr. Kloeppel was appointed serve as an independent director on the Audit Committee.

     Mr. Kloeppel is currently the Executive Vice President and Chief Financial Officer of Gaylord Entertainment Company, or Gaylord. Prior to joining Gaylord in September 2001, Mr. Kloeppel worked in the Mergers and Acquisitions Department at Deutsche Bank in New York, where he was responsible for that department's activities in the lodging, leisure and real estate sectors.

     Michael D. Rose, a director of the Company, is the Chairman of the Board of Gaylord. Except as set forth in the previous sentence, Mr. Kloeppel is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is Mr. Kloeppel a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

     Item 9.01       Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

         Exhibit
         Number                      Description of Exhibit

         99.1 Press release issued by the Company on January 27, 2005, announcing the appointment of David C. Kloeppel as a member of the Board of Directors of the Company.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FELCOR LODGING TRUST INCORPORATED



Date:  January 28, 2005                 By:     /s/ Lawrence D. Robinson
                                        Name:   Lawrence D. Robinson
                                        Title:  Executive Vice President,
                                                General Counsel and Secretary

                                INDEX TO EXHIBITS

      Exhibit
      Number                   Description of Exhibit

       99.1 Press release issued by the Company on January 27, 2005, announcing the appointment of David C. Kloeppel as a member of the Board of Directors of the Company.

                                                                   EXHIBIT 99.1
[GRAPHIC OMITTED]

For Immediate Release:


           FELCOR APPOINTS DAVID C. KLOEPPEL TO THE BOARD OF DIRECTORS


     IRVING, Texas...January 27, 2005 - FelCor Lodging Trust Incorporated (NYSE:
FCH),  the nation's  second largest  public hotel real estate  investment  trust
(REIT), today announced that its Board of Directors has been increased from nine to 10 members and that David C. Kloeppel has been elected by the Board of Directors to fill the newly created vacancy. Mr. Kloeppel will stand for election by the Shareholders at FelCor's 2005 annual meeting. He brings extensive hotel and investment banking experience to FelCor's Board.

     Mr. Kloeppel is Executive Vice President and Chief Financial Officer of Gaylord Entertainment Company, a publicly traded lodging and entertainment company focused on specialty niches in hospitality and entertainment. Prior to joining Gaylord in September 2001, Mr. Kloeppel worked in the Mergers and Acquisitions department at Deutsche Bank in New York, where he was responsible for that department's activities in the lodging, leisure and real estate sectors.

     "We're extremely pleased to have David join our board. His expertise, visionary leadership and proven track record will be beneficial to FelCor," said Thomas J. Corcoran, Jr., FelCor's President & CEO. "David is a respected lodging and banking expert and, together with FelCor's other board members, will chart the Company's course in the coming years."

     Mr. Kloeppel attended the Owen Graduate School of Management at Vanderbilt University where he received a Master of Business Administration in addition to a Bachelor of Science degree from Vanderbilt University.

     FelCor is the nation's second largest public hotel REIT and the nation's largest owner of full service, all-suite hotels. FelCor's portfolio is comprised of 143 hotels, located in 31 states and Canada. FelCor owns 69 full service, all-suite hotels, and is the largest owner of Embassy Suites Hotels(R) and Doubletree Guest Suites(R) hotels. FelCor's portfolio also includes 65 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.1 billion. Additional information can be found on the Company's Web site at www.felcor.com.

     With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws that are qualified by cautionary statements contained herein and in FelCor's filings with the Securities and Exchange Commission.


Contact:

Thomas J. Corcoran,
President and CEO                    (972) 444-4901      tcorcoran@felcor.com

Monica L. Hildebrand,
Vice President of Communications     (972) 444-4917      mhildebrand@felcor.com


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